SUBSCRIPTION AGREEMENT

Autovative Products, Inc.

167 Penn Street

Washington Boro, PA 17582

Ladies and Gentlemen:

1.           Subscription. The undersigned (the “Purchaser”), intending to be legally bound under this Subscription Agreement (this “Subscription Agreement”), hereby irrevocably agrees to purchase from Autovative Products, Inc., a Nevada corporation (the “Company”) the number of units (the “Units”) set forth on the signature page hereof at a purchase price of $1.25 per Unit (the “Purchased Units”). Each Unit consists of (i) one (1) share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) a 5 year warrant (each, a “Warrant” and collectively, the “Warrants”) to purchase one (1) share of Common Stock at an exercise price of $1.25 per share. The Units are being purchased in connection with a reverse merger transaction between Ucansi Inc. (“GlassesOff”), the Company and a wholly owned subsidiary of the Company.

2.           This subscription is submitted to you in accordance with and subject to the terms and conditions described in this Subscription Agreement and the Confidential Private Placement Memorandum of the Company dated April 18, 2013, as amended or supplemented from time to time, including all attachments, schedules and exhibits thereto (the “Memorandum”), relating to the offering (the “Offering”) by the Company of a minimum of 1,600,000 Units ($2,000,000) (“Minimum Offering Amount”), and up to a maximum of 8,000,000 Units ($10,000,000) (“Maximum Offering Amount”).

Capitalized terms used herein and not herein defined shall have the respective meanings ascribed thereto in the Memorandum.

3.           Payment. The Purchaser encloses herewith a check payable to, or will immediately make a wire transfer payment to, “Kretzmer & Associates PLLC – Escrow Account, as Escrow Agent for Autovative Products, Inc.” in the full amount of the purchase price for the Purchased Units being subscribed for hereunder. Wire transfer instructions are set forth on Exhibit A hereto under the heading “To subscribe for Units in the private offering of the Company” Such funds will be held for the Purchaser’s benefit, and will be returned promptly, without interest or offset if this Subscription Agreement is not accepted by the Company, the Offering is terminated pursuant to its terms by the Company prior to the First Closing (as hereinafter defined), or the Minimum Offering Amount is not sold. Together with a check for, or wire transfer of, the full purchase price for the Purchased Units, the Purchaser is delivering a completed and executed Omnibus Signature Page to this Subscription Agreement and the Registration Rights Agreement.

4.           Deposit of Funds. All payments made as provided in Section 3 hereof shall be deposited by the Company or GlassesOff as soon as practicable after receipt thereof with Kretzmer & Associates PLLC (the “Escrow Agent”), in a non-interest-bearing escrow account (the “Escrow Account”) until: (i) in the case of payments received prior to the First Closing, the earliest to occur of (a) the closing of the sale of the Minimum Offering Amount (the “First Closing”), (b) the rejection of such subscription, and (c) the termination of the Offering by the Company; and (ii) in the case of payments received subsequent to the First Closing, the earliest to occur of (a) the applicable Subsequent Closing, (b) the rejection of such subscription and (c) the termination of the Offering by the Company. The Company may continue to offer and sell the Units and conduct Subsequent Closings for the sale of additional Units after the First Closing and until the termination of the Offering.

5.           Acceptance of Subscription. The Purchaser understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this or any other subscription for Units, in whole or in part, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Subscription Agreement. If this subscription is rejected in whole, the Offering of Units is terminated or the Minimum Offering Amount is not raised, all funds received from the Purchaser will be returned without interest or offset, and this Subscription Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

6.           Representations and Warranties.

The Purchaser hereby acknowledges, represents, warrants, and agrees as follows:

(a)          None of the Units, the shares of Common Stock comprising a part thereof, the Warrants comprising a part thereof or the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares” and, together with the Units, the Common Stock and the Warrants, the “Securities”) offered pursuant to the Memorandum are registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Purchaser understands that the offering and sale of the Securities is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof and Rule 506 of Regulation D promulgated by the United States Securities and Exchange Commission (the “SEC”) thereunder, based, in substantial part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement;

(b)          Prior to the execution of this Subscription Agreement, the Purchaser and the Purchaser’s attorney, accountant, purchaser representative and/or tax adviser, if any (collectively, the “Advisers”), have received the Memorandum and all other documents requested by the Purchaser, have carefully reviewed them and understand the information contained therein;

(c)          Neither the SEC nor any state securities commission or other regulatory authority has approved the Securities or passed upon or endorsed the merits of the offering of the Securities or confirmed the accuracy or determined the adequacy of the Memorandum. The Memorandum has not been reviewed by any federal, state or other regulatory authority;

(d)          All documents, records, and books pertaining to the investment in the Securities (including, without limitation, the Memorandum) have been made available for inspection by such Purchaser and its Advisers, if any;

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(e)          The Purchaser and its Advisers, if any, have had a reasonable opportunity to ask questions of and receive answers from representatives of the Company concerning the Offering, the Securities and the business, financial condition and results of operations of the Company, the Transaction and GlassesOff and all such questions have been answered to the full satisfaction of the Purchaser and its Advisers, if any;

(f)          In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or information (oral or written) other than as stated in the Memorandum.

(g)          The Purchaser is unaware of, is in no way relying on, and did not become aware of the Offering of the Units through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet (including, without limitation, internet “blogs,” bulletin boards, discussion groups and social networking sites) in connection with the Offering and sale of the Units and is not subscribing for the Units and did not become aware of the Offering of the Units through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally;

(h)          The Purchaser has taken no action that would give rise to any claim by any person or entity for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby;

(i)          The Purchaser, together with its Advisers, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities such as the Securities, so as to enable it to utilize the information made available to it in connection with the Offering to evaluate the merits and risks of an investment in the Units and the Company and to make an informed investment decision with respect thereto;

(j)          The Purchaser is not relying on the Company, GlassesOff or any of their respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Units, and the Purchaser has relied on the advice of, or has consulted with, only its own Advisers;

(k)          The Purchaser is acquiring the Units solely for such Purchaser’s own account for investment purposes only and not with a view to or intent of resale or distribution thereof, in whole or in part. The Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Securities, and the Purchaser has no plans to enter into any such agreement or arrangement.

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(l)          The Purchaser must bear the substantial economic risks of the investment in the Securities indefinitely because none of the Securities may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Legends shall be placed on the Securities to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company’s stock books. Appropriate notations will be made in the Company’s stock books to the effect that the Securities have not been registered under the Securities Act or applicable state securities laws. Stop transfer instructions will be placed with the transfer agent of the Securities. The Company has agreed that purchasers of the Units will have, with respect to the shares of Common Stock and the Warrant Shares, the registration rights described in the Memorandum. Notwithstanding such registration rights, there can be no assurance that there will be any market for resale of any of the Securities, nor can there be any assurance that such Securities will be freely transferable at any time in the foreseeable future.

(m)          The Purchaser has adequate means of providing for such Purchaser’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Units for an indefinite period of time;

(n)          The Purchaser is aware that an investment in the Securities is high risk, involving a number of very significant risks and has carefully read and considered the matters set forth under the caption “Risk Factors” in the Memorandum, and, in particular, acknowledges that GlassesOff has a limited operating history, significant operating losses since inception, limited assets and is engaged in a highly competitive business;

(o)          The Purchaser is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act;

(p)          The Purchaser (i) if a natural person, represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Units, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Securities, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound;

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(q)          The Purchaser and its Advisers, if any, have had the opportunity to obtain any additional information, to the extent either the Company and/or GlassesOff have such information in its possession or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Memorandum and all documents received or reviewed in connection with the purchase of the Units and have had the opportunity to have representatives of the Company and GlassesOff provide them with such additional information regarding the terms and conditions of this particular investment and the financial condition, results of operations, business of the Company and GlassesOff deemed relevant by the Purchaser or the Advisers, if any, and all such requested information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, has been provided to the full satisfaction of the Purchaser and the Advisers, if any;

(r)          Any information which the Purchaser has heretofore furnished or is furnishing herewith to the Company or GlassesOff is complete and accurate and may be relied upon by the Company and GlassesOff in determining the availability of an exemption from registration under federal and state securities laws in connection with the offering of securities as described in the Memorandum. The Purchaser further represents and warrants that it will notify and supply corrective information to the Company and GlassesOff immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the Securities;

(s)          The Purchaser has significant prior investment experience, including investment in non-listed and non-registered securities. The Purchaser is knowledgeable about investment considerations in development-stage companies with limited operating histories, such as GlassesOff. The Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Securities. The Purchaser’s overall commitment to investments which are not readily marketable is not excessive in view of the Purchaser’s net worth and financial circumstances and the purchase of the Units will not cause such commitment to become excessive. The investment is a suitable one for the Purchaser;

(t)          The Purchaser is satisfied that the Purchaser has received adequate information with respect to all matters which it or the Advisers, if any, consider material to its decision to make this investment;

(u)          The Purchaser acknowledges that any estimates or forward-looking statements or projections included in the Memorandum were prepared by the Company and/or GlassesOff in good faith but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Company or GlassesOff and should not be relied upon;

(v)          No oral or written representations have been made, or oral or written information furnished, to the Purchaser or its Advisers, if any, in connection with the Offering which are in any way inconsistent with the information contained in the Memorandum;

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(w)          Within five (5) days after receipt of a request from the Company or GlassesOff, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company or GlassesOff is subject;

(x)          THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN RECOMMENDED, APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM OR THIS SUBSCRIPTION AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL;

(y)          In making an investment decision the Purchaser has relied solely on its own examination of the Company, GlassesOff and the terms of the Offering, including the merits and risks involved. The Purchaser is aware that it must bear the financial risks of this investment for an indefinite period of time;

(z)          (For ERISA plans only.) The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Purchaser fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates;

(aa)         The Purchaser should check the Office of Foreign Assets Control (“OFAC”) website at <http://www.treas.gov/ofac> before making the following representations. The Purchaser represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists;

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(bb)         To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Purchaser agrees to promptly notify the Company should the Purchaser become aware of any change in the information set forth in these representations. The Purchaser understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Purchaser, either by prohibiting additional subscriptions from the Purchaser, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Company may also be required to report such action and to disclose the Purchaser’s identity to OFAC. The Purchaser further acknowledges that the Company may, by written notice to the Purchaser, suspend the redemption rights, if any, of the Purchaser if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs;

(cc)         To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a senior foreign political figure,2 or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below; and

(dd)         If the Purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

[1]	These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

[2]	A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government- owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[3]	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

[4]	A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

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7.           Indemnification. The Purchaser agrees to indemnify and hold harmless the Company, GlassesOff, and their respective officers, directors, employees, agents, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Purchaser of any covenant or agreement made by the Purchaser herein or in any other document delivered in connection with this Subscription Agreement.

8.           Irrevocability; Binding Effect. The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives, and permitted assigns.

9.           Modification. This Subscription Agreement may not be modified or amended except in a writing executed by the parties hereto. No waiver of any terms of this Subscription Agreement shall be effective unless set forth in a writing executed by the party against whom enforcement is sought.

10.         Registration Rights Agreement. Purchaser acknowledges that the Registration Rights Agreement shall contain those material terms described in the Memorandum, and a copy of the final Registration Rights Agreement will be provided to the Purchaser on or prior to the date of the First Closing.

11.         Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given (a) if to the Company, at the address set forth above, or (b) if to the Purchaser, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 11). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.

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12.         Assignability. This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of the shares of Common Stock or the Warrants shall be made only in accordance with all applicable laws.

13.         Applicable Law. THE CORPORATE LAWS OF THE STATE OF NEVADA SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND THE PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR THE PURCHASER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND THE PURCHASER HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

14.         Blue Sky Qualification. The purchase of Units under this Subscription Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Units from applicable federal and state securities laws. The Company shall not be required to qualify this transaction or any of the Securities under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

15.         Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

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16.         Confidentiality. The Purchaser acknowledges and agrees that all information and data the Purchaser has acquired from or about the Company or GlassesOff, not otherwise properly in the public domain, was received in confidence. The Purchaser agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or GlassesOff or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company or GlassesOff, including any scientific, technical, trade or business secrets of the Company or GlassesOff and any scientific, technical, trade or business materials that are treated by the Company or GlassesOff as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company or GlassesOff and confidential information obtained by or given to the Company or GlassesOff about or belonging to third parties.

17.         Miscellaneous.

(a)          This Subscription Agreement, together with the Warrant and the Registration Rights Agreement, constitute the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.

(b)          The representations and warranties of the Company and the Purchaser made in this Subscription Agreement shall survive the execution and delivery hereof and delivery of the Securities.

(c)          Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(d)          This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. Facsimile or other electronically transmitted signatures shall be deemed originals for all purposes of this Subscription Agreement.

(e)          Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

(f)          Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

(g)          The Purchaser understands and acknowledges that there may be multiple closings for this Offering.

18.         Omnibus Signature Page. This Subscription Agreement is intended to be read and construed in conjunction with the Registration Rights Agreement pertaining to the issuance by the Company of the Securities to subscribers pursuant to the Memorandum. Accordingly, pursuant to the terms and conditions of this Subscription Agreement and such related agreements it is hereby agreed that the execution by the Purchaser of this Subscription Agreement, in the place set forth herein, shall constitute agreement to be bound by the terms and conditions hereof and the terms and conditions of the Registration Rights Agreement, with the same effect as if each of such separate but related agreement were separately signed.

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Exhibit a

Instructions

To subscribe for Units in the private offering of the Company:

1.	Date and fill in the number of Units being purchased and complete and sign the attached Omnibus Signature Page to the Subscription Agreement and Registration Rights Agreement.

2.	Initial the Accredited Investor Certification page attached hereto.

3.	If applicable, complete and sign the Wire Transfer Authorization attached to this letter.

4.	Email or fax all documents, together with a copy of your valid photo identification, to David Kretzmer at david@kretzmerlaw.com or fax +973-3-613-6905.

5.	Send original copies of all documents to: Kretzmer & Associates PLLC

   228 East 45th Street, Suite 2712

   New York, NY 10017

6.	Please make your subscription payment payable to the order of “Kretzmer & Associates PLLC – Escrow Account, as Escrow Agent for Autovative Products, Inc.”.

For wiring funds directly to the Escrow Account, see the following instructions:

Account Name:	Kretzmer & Associates PLLC − Escrow Account
Acct #:	483001081056
ABA/Routing #:	021000322
SWIFT Code:	BOFAUS3N
Address:	Bank of America 350 5th Avenue New York, NY 10118
Reference:	[Insert name of subscriber exactly as it appears on the signature page to the subscription documents]

All funds tendered by Purchasers will be held by the Escrow Agent in the Escrow Account at Bank of America. It is contemplated that the funds will be released from escrow at such time (or promptly thereafter) as all conditions to closing as set forth in the Subscription Agreement have been satisfied (or otherwise waived) and a closing is consummated. It is contemplated that in the event that the Company does not provide written instructions to the Escrow Agent with respect to the disbursement of funds on or before July 1, 2013, the Company will refund all subscription funds, without interest accrued thereon or deduction therefrom, and will return the documents previously delivered to each subscriber, and such documents will be terminated and of no force or effect.

Thank you for your interest.

OMNIBUS
SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT
AND REGISTRATION RIGHTS AGREEMENT

Subscriber hereby elects to subscribe under the Subscription Agreement for a total of _______ Units at a price of $1.25 per Unit (NOTE: to be completed by subscriber) and hereby executes, and agrees to be legally bound by the terms of, the Subscription Agreement and the Registration Rights Agreement.

Date (NOTE: To be completed by subscriber):

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)	Social Security Number(s)

Signature(s) of Subscriber(s)	Signature

Date	Address

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Partnership,	Federal Taxpayer
Corporation, Limited	Identification Number
Liability Company or Trust

By:
Name:	State of Organization
Title:

Date	Address

ACCEPTED BY:

AUTOVATIVE PRODUCTS, INC.

By:
Authorized Officer

ACCREDITED INVESTOR CERTIFICATION

For Individual Investors Only
(all Individual Investors must INITIAL where appropriate):

Initial _______	I have an individual net worth, or joint net worth with my spouse, as of the date hereof (excluding, for the purpose of net worth calculation, the value of such person’s or persons’ primary residence, after deducting any mortgage securing such primary residence) in excess of $1 million.

Initial _______	I have had an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial _______	I am a director or executive officer of Autovative Products, Inc.

For Non-Individual Investors
(all Non-Individual Investors must INITIAL where appropriate):

Initial _______	The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above.

Initial _______	The investor certifies that it is a partnership, corporation, limited liability company or any organization described in Section 501(c)(3) of the Internal Revenue Code, Massachusetts or similar business trust that has total assets of at least $5 million and was not formed for the purpose of investing the Company.

Initial _______	The investor certifies that it is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment adviser.

Initial _______	The investor certifies that it is an employee benefit plan whose total assets exceed $5,000,000 as of the date of this Agreement.

Initial _______	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet either of the criteria for Individual Investors.

Initial _______	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial _______	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.

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Initial _______	The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding $5,000,000 and not formed for the specific purpose of investing in the Company.

Initial _______	The investor certifies that it is a trust with total assets of at least $5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

Initial _______	The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of $5,000,000.

Initial _______	The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act, or a registered investment company.

Initial _______	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act.

Initial _______	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

Initial _______	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

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